ADDENDUM TO BUSINESS LOAN AGREEMENT

THIS ADDENDUM TO BUSINESS LOAN AGREEMENT ("Addendum") is made and entered into effective as of the 5th day of February 1999, by and between U.S. BANK NATIONAL ASSOCIATION ("Lender"), and EVANS AND SUTHERLAND COMPUTER CORPORATION ("Borrower").

                                    RECITALS:
A. Lender and Borrower entered into a Business Loan Agreement, dated November 13, 1998 (the "Loan Agreement") pursuant to which Lender agreed to advance to Borrower an unsecured revolving line of credit in the maximum line amount of $20,000,000.00 (the "Loan"). B. Lender and Borrower desire to amend certain provisions of the Loan Agreement and to make corresponding changes to the other documents evidencing Borrower's obligations to Lender under the Loan, as set forth below in this Addendum. NOW, THEREFORE, in consideration of the mutual promises contained in this Addendum, and for other good and valuable consideration. the receipt and legal sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1. Loan Documents. As used in this Addendum, the term "Loan Documents" refers to the following documents, dated effective as of November 13, 1998, signed by Borrower relating to the Loan:

     (a) The Loan Agreement;
     (b) The Alternative Rate Options Promissory Note (Prime Rate, LIBOR), in the maximum principal amount of $20,000,000.00;
     (c) The Negative Pledge  Agreement (the "Negative Pledge  Agreement");
     (d) The Corporate Resolution to Borrow; and (e) The Loan Checklist.

2. Definition of Borrower. The definition of the term "Borrower" set forth in the Loan Agreement is deleted in its entirety and replaced by the following:

         Borrower. The word "Borrower" means EVANS AND SUTHERLAND COMPUTER CORPORATION. The foregoing definition shall amend all references to Borrower in all of the Loan Documents.

3. Actions by Lender. In the Loan Documents, whenever Lender is granted a right to take action against Borrower as a result of a default, act, or omission by or on the part of Borrower, or to otherwise exercise its judgment or discretion under the Loan Documents, unless Lender, under the express terms of the Loan Documents, is required to act under a higher standard of care, such as "good faith," Lender shall be required to act reasonably.

4. Materiality. In the event Borrower does not satisfy the requirements of any affirmative or negative covenant contained in any of the Loan Documents, or in the event a representation or warranty given by Borrower in any of the Loan Documents proves to be or to have been incorrect when made, such circumstance shall not be deemed an event of default under the Loan Documents: (a) so long as there is no outstanding balance under the Note; or (b) if there is a balance under the Note (1) so long as Borrower is in compliance with all covenants and financial ratios contained in the Loan Agreement both before and after giving effect to such circumstance, or (2) unless the same results in a material impairment of Borrower's ability to repay the Loan, or would disqualify Borrower From receiving credit from Lender based on Lender's then current underwriting standards. Nothing contained in this paragraph shall be deemed a waiver of any condition precedent to an advance of Loan proceeds as described in the Loan Agreement.

5. Grace Period. Upon the occurrence of an event of default under any of the Loan Documents, Lender shall give Borrower notice and an opportunity to cure the default in accordance with the following:

         (a) Monetary Default. Borrower shall not be entitled to any notice regarding defaults with respect to regularly scheduled payments of principal and accrued interest under the Note. However, in the event of any other monetary default, Borrower shall have 15 days following receipt of written notice from Lender in which to cure such default.

         (b) Nonmonetary Default. In the event of a nonmonetary default, Borrower shall have 30 days after receipt of written notice from Lender specifying the nonmonetary default in which to effect a cure. However, if the nonmonetary default cannot reasonably be corrected within such 30-day period, Borrower shall have an additional 30 days to remedy such nonmonetary default if Borrower notifies Lender of the manner in which the nonmonetary default shall be cured, and if appropriate corrective action is instituted within the original 30-day period and is diligently pursued thereafter.

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Occurrence  of an event of  default  under any of the Loan  Documents  shall not entitle Lender to exercise its rights and remedies under the Loan Documents or applicable law, unless such event is not cured within the applicable notice and cure period.

6. Financial Covenants and Ratios. Unless otherwise expressly defined in the Loan Agreement, all financial covenants and ratios described in the Loan Agreement shall be calculated using Borrower's consolidated financial statements and the definitions and standards imposed by generally accepted accounting principles. Borrower's financial reporting requirements shall be satisfied by Borrower submitting consolidated financial statements and information as set forth in the Loan Agreement.

7. Cash Flow Requirements. The cash flow requirements covenant contained in the "Affirmative Covenants" section of the Loan Agreement is deleted in its entirety and replaced by the following:

         Cash Flow Requirements. Maintain Cash Flow at not less than the following level: Debt Service Coverage (DSC) ratio of greater than or equal to 3.50 to 1.00. DSC ratio is defined as earnings before interest, taxes, depreciation, amortization, and all other noncash expenses divided by current portion long-term debt plus interest plus dividends. DSC ratio will be calculated on a rolling four-quarter basis. Additionally, for calculation of this ratio, the $27,925,000 loss from the write-off of capitalized R&D expenses will be excluded through September of 1999.

8. Indebtedness and Liens. The negative covenant in the Loan Agreement regarding "Indebtedness and Liens" is deleted in its entirety and replaced by the following:

         Indebtedness and Liens. (a) Except for trade debts and capital leases incurred or entered into in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, (b) except as allowed as a Permitted Lien or otherwise accomplished in the normal course of business, sell, transfer, mortgage, assign, pledge, lease grant a security interest in, or encumber any of Borrower's assets, or (c) sell with recourse any of Borrower's accounts, except to Lender.

9. Net Worth Ratio. The net worth ratio covenant contained in the "Additional Financial Covenants and Ratios" section of the Loan Agreement is deleted in its entirety and replaced by the following:

         Net Worth Ratio. Maintain a ratio of Total Liabilities to Tangible Net Worth of less than .65 to 1.00. Net Worth Ratio is defined as total liabilities minus subordinated debt divided by tangible net worth plus subordinated debt.

10. Subsidiaries and Affiliates of Borrower. The miscellaneous provision in the Loan Agreement regarding "Subsidiaries and Affiliates of Borrower" is deleted in its entirety and replaced by the following:

         Subsidiaries and Affiliates of Borrower. Under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any subsidiary or affiliate of Borrower, nor shall any affirmative or negative covenant or any representation or warranty contained in the Loan Documents be construed to be separately applicable to any subsidiary or affiliate of Borrower.

Negative Pledge Agreement. The Negative Pledge Agreement is hereby terminated, and neither Lender nor Borrower shall have any further duty or obligation under the Negative Pledge Agreement.

12. Unsecured Line of Credit. Lender and Borrower acknowledge and agree that the Loan is an unsecured revolving line of credit. All references in the Loan Documents to collateral, security interests and remedies with respect to collateral are inapplicable, except to the extent that any advance of credit to Borrower under the Loan Documents is actually secured by Borrower's grant of a security interest in favor of Lender.

13. Effect of Addendum. This Addendum amends all of the Loan Documents. In the event of a conflict in the provisions of this Addendum and any of the Loan Documents the provisions of this Addendum shall control, and the inconsistent Loan Document shall be deemed modified to be consistent here with.

14. Reaffirmation. Except as modified by this Addendum, Borrower reaffirms Borrower's obligations to Lender under the Loan Documents, and agrees to abide by the terms covenants and conditions thereof.

15. Successors and Assigns. This Addendum shall inure to the benefit of and shall be binding upon Lender, Borrower and their respective successors and assigns.

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         DATED effective as of the date first above written.

                                    LENDER:
                                    /S/ GEORGE WHITMUR
                                    U.S. BANK NATIONAL ASSOCIATION


                                    BORROWER:
                                    /S/ JOHN T. LEMLEY
                                    EVANS AND SUTHERLAND COMPUTER CORPORATION